SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 1996



Central Fidelity Banks, Inc.
(Exact name of registrant as specified in its charter)




          	Virginia           				0-8829	            			54-1091649
        (State or other			      (Commission		          (IRS Employer
         jurisdiction of			      File Number)		           Identification
         incorporation)							                             Number)


1021 East Cary Street, Richmond, Virginia 23219
(Address of principal offices)



Registrant's telephone number, including area code: (804) 782-4000






Note: This document contains 6 pages.



Item 5. Other Events

On May 8, 1996 the Board of Directors of the Registrant, at a regularly scheduled meeting, declared a 3-for-2 stock split-up in the form of a dividend payable on June 14, 1996 to shareholders of record May 20, 1996. In addition, a cash dividend of $.22 a share was declared payable July 1, 1996 to shareholders of record June 14, 1996. The annual rate for the cash dividends of $.88 on the new share base represents a 10% increase over the annual rate of $1.20 paid through April 1, 1996.

Also on May 8, 1996 the shareholders of the Registrant met at their scheduled Annual Meeting. The only item on the agenda was the election of Directors as set forth in the Registrant's Proxy Statement dated March 29, 1996. All nominees as set forth in said Proxy Statement were elected.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No. 99(i) Registrant's Press Release announcing the "3-for-2 Stock Split and Dividend Increase".

Exhibit No. 99(ii) Registrant's Press Release announcing the "3-for-2 Stock Split and Dividend Increase at Annual Meeting".





SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                      Central Fidelity Banks, Inc.
                             (Registrant)



Date: May 10, 1996                      /s/ James F. Campbell
                                        James F. Campbell
                                        Senior Vice President & Controller








EXHIBIT INDEX


Exhibit No. 99(i) Registrant's Press Release announcing the "3-for-2 Stock Split and Dividend Increase".

Exhibit No. 99(ii) Registrant's Press Release announcing the "3-for-2 Stock Split and Dividend Increase at Annual Meeting".


Exhibit 99(i)

News Release				                   Central Fidelity
Central Fidelity Banks, Inc.		For Release:			Immediately
Post Office Box 27602
Richmond, Virginia  23261-7602		Information Contact:
         Charles W. Tysinger
									Chief Financial Officer
									(804) 697-7038

									Susan Lawrence Mistr
									Public Relations Manager
									(804) 697-7261

May 8, 1996


CENTRAL FIDELITY ANNOUNCES
3-FOR-2 STOCK SPLIT
AND DIVIDEND INCREASE


Richmond, Va -- The Board of Directors of Central Fidelity Banks, Inc. (NASDAQ-CFBS) approved today a 3-for-2 stock split and an increase of 10% in the quarterly cash dividend to $.22 per share for a new annual rate of $.88 per share. The record date for the split will be May 20, 1996 and certificates therefore will be distributed June 14, 1996. The cash dividend will be paid on July 1, 1996 to shareholders of record June 14, 1996.

This action represents Central Fidelity's 26th increase in cash or stock dividends during the past 18 years.

Lewis N. Miller, Jr., Chairman of the Board and Chief Executive Officer, commented on the bank's performance stating, "We are pleased with our recent performance and look forward to improved earnings and return to shareholders. Our confidence in our future success is based upon the inherent strength and attractiveness of our Virginia market, our vision for success and the execution of our core strategies."

Central Fidelity Banks, Inc. is a Richmond, Virginia-based bank holding company with $10.5 billion in assets.



		Exhibit 99(ii)

News Release				                   Central Fidelity
Central Fidelity Banks, Inc.		For Release:			Immediately
Post Office Box 27602
Richmond, Virginia  23261-7602		Information Contact:
         Charles W. Tysinger
									Chief Financial Officer
									(804) 697-7038

 								Susan Lawrence Mistr
	 							Public Relations Manager
								 (804) 697-7261

May 8, 1996

CENTRAL FIDELITY ANNOUNCES 3-FOR-2 STOCK SPLIT
AND DIVIDEND INCREASE AT ANNUAL MEETING

Richmond, VA -- At the Company's Annual Meeting of Shareholders today, Central Fidelity Banks, Inc. (NASDAQ-CFBS) Chairman and Chief Executive Officer Lewis N. Miller, Jr. announced the Board of Directors approved a 3-for-2 stock split and an increase of 10% in the quarterly cash dividend.

This announcement followed a review of the Company's 1995 and first quarter 1996 performance. Central Fidelity net income reached a record $105.4 million for 1995. During the first quarter of this year the Bank's earnings increased to $27.9 million, or $.70 per share pre-split, up 8.8% and 7.7%, respectively, over first quarter 1995.

"The announcement of the split was based upon the strength of our quarterly results and our outlook for the remainder of the year," said Miller.

Miller outlined the Company's plans and core strategies which are to:

  Focus all resources on Virginia.
  Enhance distribution systems to provide customers with choices for how, when and where they will bank while ensuring targeted levels of return.
  Provide customers with new and innovative products.
  Build a strong sales and service organization.
  Hire, motivate and retain an expert, motivated staff.
  Remain one of the nation's most efficient banks.

Several new distribution initiatives were highlighted, including the opening of the Central Fidelity Call Center in January of 1996, as well as the opening of the first three, of a total of seven, branches in Wal-Mart Supercenters throughout Virginia.

Central Fidelity Banks, Inc. is a Richmond, Virginia based bank holding company with 240 offices and $10.5 billion in assets.